SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 5, 2006
(Date of earliest event reported)

Nu Horizons Electronics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-08798	11-2621097

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

70 Maxess Road, Melville, New York	11747

(Address of principal executive offices)	(Zip Code)

(631) 396-5000

(Registrant's telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On May 5, 2006, Nu Horizons Electronics Corp. (the “Company”) agreed to employ Kurt Freudenberg as its Vice President- Finance and Chief Financial Officer effective July 15, 2006. Mr. Freudenberg will receive annual base compensation of $250,000 and be eligible to receive an annual bonus of up to 35% of his base compensation. Mr. Freudenberg shall also receive 15,000 restricted shares of the Company’s common stock, $.0066 par value, which shall vest over a period of seven years, except that the rights to such shares shall accelerate, as follows: (i) at such time as the Company has cumulative diluted earnings per share of $1.80 the rights to two-thirds of the restricted shares shall vest and (ii) after two years, at such time as the Company has cumulative diluted earnings per share of $3.05 the rights to the remaining one-third of the restricted shares shall vest.

A copy of the press release announcing the appointment of Mr. Freudenberg is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On May 17, 2006, the Company announced that Paul Durando, the Company’s Vice President-Finance and Chief Financial Officer is retiring as an executive officer effective July 15, 2006. Mr. Durando will continue as a director of the Company.

(c) On May 17, 2006, the Company announced that Kurt Freudenberg, who is 48 years old, has been named by the Board of Directors as the new Vice President-Finance and Chief Financial Officer of the Company, effective July 2006. Mr. Freudenberg will become a Vice President of the Company on June 5, 2006 and will assume the positions of Vice President-Finance and Chief Financial Officer on July 15, 2006. From May 2005 to the present, Mr. Freudenberg was the Vice President Finance of Henry Schein, Inc., the largest distributor of healthcare products to office-based practitioners in the combined North American and European markets. From March 2001 to April 2005, Mr. Freudenberg was the Senior Vice President of Finance and Group Controller of Cendant Car Rental Group, Inc., a car rental company. From July 1997 to March 2001, Mr. Freudenberg held various accounting positions at Avis Group Holdings, Inc., a car rental company, until its acquisition by Cendent Car Rental Group. Prior to joining Avis Group, Mr. Freudenberg was employed by Grant Thornton LLP as a senior manager in their audit practice. Mr. Freudenberg was director of finance at NBC News from March to November 1996. From September 1984 to March 1996, Mr. Freudenberg was an accountant at Deloitte & Touche, LLP, where he held various positions of increasing responsibilities within the firm’s audit practice.

A brief description of the terms and conditions pursuant to which Mr. Freudenberg will serve as Vice President - Finance and Chief Financial Officer of the Company are set forth in Item 1.01 above and incorporated into this Item 5.02.

There is no arrangement or understanding between Mr. Freudenberg and any other person pursuant to which he was designated as Vice President-Finance and Chief Financial Officer of the Company.

There is no family relationship between Mr. Freudenberg and any director or other executive officer of the Company.

There were no transactions or series of similar transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction or series of similar transactions, to which the Company was a party in which the amount exceeds $60,000 and in which Mr. Freudenberg has a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated May 17, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nu Horizons Electronics Corp.

By:	/s/ Richard Schuster
Richard Schuster
President

Date: May 17, 2006